                                                                      EXHIBIT 23

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-39485) pertaining to the GranCare, Inc. 401(k) Savings Plan of Paragon Health Network, Inc. of our report dated June 17, 1998, with respect to the financial statements and schedules of the GranCare, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.

                                                       Ernst & Young LLP


Atlanta, Georgia
June 25, 1998